Exhibit 10.1

CAPITALSOURCE INC.
THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

CAPITALSOURCE INC.
THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN
     CapitalSource Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Third Amended and Restated Equity Incentive Plan (as amended, the “Plan”) as of April 29, 2010, as follows:
     1. PURPOSE
     This Plan is intended to (a) provide incentive to eligible persons to stimulate their efforts toward the continued success of the Company and to operate and manage their businesses in a manner that will provide for the long-term growth and profitability of the Company; and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.
     2. DEFINITIONS
     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

     2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulations section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulations section 1.414(c)-2(b)(2)(i).
     2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 15) over a performance period of up to and including one year (the fiscal year, unless otherwise specified by the Committee).
     2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.
     2.4 “Award Agreement” means the written or electronic agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
     2.5 “Benefit Arrangement” shall have the meaning set forth in Section 16 hereof.
     2.6 “Board” means the Board of Directors of the Company.
     2.7 “Cause” unless otherwise provided by the Board or the Committee in the Award Agreement, has the same meaning as provided in the employment agreement between the Service Provider and the Company or any Affiliate of the Company on the date of Termination of Employment, or if no such definition or employment agreement exists, “Cause” means conduct amounting to (i) fraud or dishonesty against the Company or any Affiliate of the Company, (ii) Service Provider’s willful misconduct, repeated refusal to follow the reasonable directions of the Board, any executive officer or departmental head of the Company or any Affiliate, or knowing violation of law in the course of performance of the duties of Service Provider’s employment with, or Service to, the Company or any Affiliate of the Company, (iii) repeated absences from work without a reasonable excuse, (iv) intoxication with alcohol or drugs while on the Company’s or any Affiliate of the Company’s premises or while performing Services for the Company or any of its Affiliates, (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (vi) a material breach or violation of the terms of any employment or other agreement to which Service Provider and the Company, or, if applicable, any Affiliate of the Company are parties.
     2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
     2.9 “Committee” means the Compensation Committee of the Board or other committee of the Board to which authority has been delegated pursuant to Section 3.2.
     2.10 “Company” means CapitalSource Inc.
     2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates of the Company or Affiliates of such shareholders immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
     2.12 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.
     2.13 “Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or, if applicable, any Affiliate of the Company for the Service Provider. If no long-term disability plan or policy was ever maintained on behalf of the Service Provider, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

     2.14 “Dividend Equivalent” means a right, granted to a Grantee under Section 14 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
     2.15 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
     2.16 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the principal exchange or market on which the shares of Stock are listed) on the Grant Date or such other determination date or, if no sale of Stock is reported for such date, the Fair Market Value shall be the Fair Market Value on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith. Notwithstanding the foregoing, for Options with a Grant Date of the date of the assumption of the Plan by the Company from CapitalSource Holdings LLC, Fair Market Value on such Grant Date shall be the price per share at which the Company sold Stock in the Company’s initial public offering as set forth in the underwriting agreement among the Company, the selling stockholders named therein and the representatives of the several underwriters named in a schedule thereto. Effective as of August 11, 2009, for purposes of determining taxable income and the amount of the related tax withholding obligation under Section 19.3, notwithstanding this Section 2.16 or Section 19.3, for any shares of Stock that are sold on the same day that such shares are first legally saleable pursuant to the terms of the applicable Award Agreement, Fair Market Value shall be determined based upon the sale price for such shares so long as the grantee has provided the Company with advance written notice of such sale.
     2.17 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.
     2.18 “Grant Date” means, as determined by the Board or the Committee, the latest to occur of (i) the date as of which the Board or such Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board or such Committee.
     2.19 “Grantee” means a person who receives or holds an Award under the Plan.
     2.20 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
     2.21 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
     2.22 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
     2.23 “Option Price” means the purchase price for each share of Stock subject to an Option.
     2.24 “Other Agreement” shall have the meaning set forth in Section 16 hereof.
     2.25 “Outside Director” means a member of the Board who is not an officer or employee of the Company.
     2.26 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 15) over a performance period of more than one year.
     2.27 “Plan” means this CapitalSource Inc. Third Amended and Restated Equity Incentive Plan, as amended, modified or restated from time to time.
     2.28 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Stock Units.
     2.29 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

     2.30 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.
     2.31 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.
     2.32 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
     2.33 “Service” means service as an employee, officer, Outside Director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, Outside Director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board or the Committee, which determination shall be final, binding and conclusive.
     2.34 “Service Provider” means an employee, officer or Outside Director of the Company or an Affiliate, or an individual who is a consultant or adviser providing services to the Company or an Affiliate.
     2.35 “Stock” means the common stock, par value $.01 per share, of the Company.
     2.36 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.
     2.37 “Stock Unit” means a bookkeeping entry representing the equivalent of a share of Stock, awarded to a Grantee pursuant to Section 11 hereof.
     2.38 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
     2.39 “Substitute Award” means an Award granted upon assumption of, or in substitution for, an outstanding award previously granted by a company or other entity acquired by the Company or any Affiliate with which the Company or any Affiliate combines.
     2.40 “Termination Date” means the date upon which an Option or SAR shall terminate or expire, as set forth in Section 8.3 hereof.
     2.41 “Ten Percent Stockholder” means an employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
     2.42 “Unrestricted Stock” means an Award pursuant to Section 12 hereof.
     3. ADMINISTRATION OF THE PLAN
     3.1. Board
     The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s amended and restated certificate of incorporation and amended and restated by-laws, in each case, as amended, modified or supplemented from time to time, and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s amended and restated certificate of incorporation and amended and restated by-laws, in each case, as amended, modified or supplemented from time to time, and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive.

     3.2. Committee
     The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the amended and restated certificate of incorporation and amended and restated by-laws of the Company, in each case, as amended, modified or supplemented from time to time, and applicable law. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who, among other responsibilities and delegations, may administer the Plan with respect to employees or other Service Providers who are not Reporting Persons or directors of the Company or its Affiliates, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards. In addition, the Committee may delegate to one or more executive officers of the Company or its Affiliates the authority to grant Awards to employees or other Service Providers who are not Reporting Persons or directors of the Company or its Affiliates. Such delegation shall specify the maximum number of shares of Stock that may be granted by such officer(s), as well as the time period during which the delegation shall remain in effect. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by any committee of the Board, including, without limitation, the Committee if the power and authority to do so has been delegated to such Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by any such committee, including, without limitation, the Committee, shall be final, binding and conclusive. To the extent permitted by law, each such committee, including, without limitation, the Committee, may delegate its authority under the Plan to a member of the Board. Effective as of April 29, 2010, discretionary Awards to Outside Directors must be approved by the Committee.
     3.3. Terms of Awards
     Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:
     (i) designate Grantees,
     (ii) determine the type or types of Awards to be made to a Grantee,
     (iii) determine the number of shares of Stock to be subject to an Award,
     (iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, delivery or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Corporate Transaction and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
     (v) prescribe the form of each Award Agreement evidencing an Award, and
     (vi) amend, modify, or supplement the terms of any outstanding Award, subject to Section 3.7. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.
     The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Committee may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan or any other agreement with the Grantee, as applicable.
     Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company as a result of misconduct, with regard to any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

     Notwithstanding any other provision of this Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award having a Grant Date on or after April 30, 2009 (or an amount equal to the fair market value of such Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.
     3.4. Deferral Arrangement
     The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.
     3.5. No Liability
     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
     3.6. Share Issuance/Book-Entry.
     Notwithstanding any other provision of this Plan to the contrary, the issuance of the shares of Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more share certificates.
     3.7. No Repricing.
     Other than pursuant to Section 18 and except in connection with a Corporate Transaction involving the Company and/or any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares, notwithstanding any other provision in the Plan to the contrary, the terms of outstanding Options or SARs may not be amended without stockholder approval to (i) reduce their Option Price or SAR Exercise Price, as applicable, or (ii) cancel, exchange, substitute, buyout or surrender such outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Option Price or SAR Exercise Price, as applicable, that is less than the Option Price or SAR Exercise Price, as applicable, of the original Options or SARs.
     4. STOCK SUBJECT TO THE PLAN
     4.1. Number of Shares of Stock Available for Awards and Share Usage
     Effective as of April 29, 2010 and subject to adjustment as provided in Section 18 hereof, the number of shares of Stock available for issuance under the Plan shall be increased to sixty six million (66,000,000). Any shares of Stock that are subject to Awards of Options shall be counted against this limit as one (1) share for every one (1) share issued. With respect to Stock Appreciation Rights, when a stock-settled Stock Appreciation Right grant is exercised, the shares subject to such Award will be counted against the maximum share limitations as one (1) share for every share subject thereto, regardless of the number of shares actually issued to settle the Stock Appreciation Right upon exercise. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and one-half (1 1/2) shares for every one (1) share granted. Stock issued or to be issued under the Plan shall be authorized but unissued shares or treasury shares. If any shares covered by an Award are not purchased or are forfeited, if an Award is settled in cash or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, cash payment or termination, again be available for making Awards under the Plan. Any shares of Stock that again become available for grant pursuant to this Article 4 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights granted under the Plan, and as one and one-half (1 1/2) shares if such shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan. Shares issued pursuant to Awards granted in substitution for awards held by employees of a business entity acquired by the Company or an Affiliate shall not count against the shares available for issuance under the Plan.

     4.2. Adjustments in Authorized Shares.
     The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4.1 shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to awards before and after the substitution. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the number of Shares available under the Plan, subject to applicable stock exchange requirements.
     5. DURATION AND AMENDMENTS
     5.1. [Reserved]
     5.2. Term
     The Plan shall terminate automatically on April 29, 2020, and may be terminated on any earlier date as provided in Section 5.3.
     5.3. Amendment and Termination of the Plan
     The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by applicable law. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
     6. AWARD ELIGIBILITY AND LIMITATIONS
     6.1. Service Providers; Outside Directors; Other Persons
     Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any such Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.
     6.2. Successive Awards
     An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
     6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards
     (i) the maximum number of shares of Stock subject to Options or SARs that can be issued under the Plan to any person eligible for an Award under Section 6 hereof is three million five hundred thousand (3,500,000) in any one calendar year;
     (ii) the maximum number of shares that can be issued under the Plan, other than pursuant to an Option, SAR, or Restricted Stock or Stock Unit grant that is not performance based, to any person eligible for an Award under Section 6 hereof is three hundred thirty three thousand three hundred thirty three (333,333) in any one calendar year;
     (iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Grantee shall be $5,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.
     The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 18 hereof.

     6.4. Stand-Alone, Additional, Tandem, and Substitute Awards
     Subject to Section 3.7, Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Sections 8.1 and 10.1 but subject to Section 3.7, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.
     7. AWARD AGREEMENT
     Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Provisions regarding the treatment of Awards following termination of Service shall be determined in the sole discretion of the Board, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service and different Services provided. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
     8. TERMS AND CONDITIONS OF OPTIONS
     8.1. Option Price
     The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
     8.2. Vesting
     Subject to Sections 8.3 and 18 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.
     8.3. Term
     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.
     8.4. Termination of Service
     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. An Option that is intended to be an Incentive Stock Option shall no longer be exercisable as an Incentive Stock Option ninety (90) days after the termination of the Grantee’s Service.

     8.5. Limitations on Exercise of Option
     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, more than ten years following the Grant Date, or after the occurrence of an event which results in termination of the Option.
     8.6. Method of Exercise
     An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written or electronic notice of exercise on any business day , on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company many, in its sole and absolute judgment, determine to be required to withhold with respect to an Award pursuant to Section 19.3.
     8.7. Rights of Holders of Options
     Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
     8.8. Delivery of Stock Certificates
     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
     8.9. Limitations on Incentive Stock Options
     An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
     8.10. Notice of Disqualifying Disposition.
     If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.
     9. TRANSFERABILITY OF OPTIONS
     9.1. Transferability of Options
     Except as provided in Section 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

     9.2. Transfers
     If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member or to any entity that is exempt from income tax pursuant to Section 501(c)(3) of the Code, or any successor provision. For the purpose of this Section 9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
     10. STOCK APPRECIATION RIGHTS
     The Board is authorized to grant Stock Appreciation Rights (“SARs”) to Grantees on the following terms and conditions:
     10.1. Right to Payment
     A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, an amount not greater than the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR, as determined by the Board. The Award Agreement for an SAR shall specify the SAR Exercise Price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of a Share on the Option Grant Date.
     10.2. Other Terms
     Each SAR granted under the Plan shall terminate upon the expiration of ten years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR. The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement which may be cash or shares of Stock, method by or forms in which shares of Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR, provided, however, that each SAR granted under the Plan shall terminate under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.
     11. RESTRICTED STOCK AND STOCK UNITS
     11.1. Grant of Restricted Stock or Stock Units
     The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine.
     11.2. Restrictions
     At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 15.1 and 15.2. Notwithstanding the foregoing, for all grants with a Grant Date after April 29, 2010, Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date and Restricted

Stock and Stock Units that vest by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date; provided, however, that (i) up to five percent of the shares available for issuance under this Plan as of April 29, 2010, may be granted pursuant to this Plan without being subject to the foregoing restrictions, and (ii) any dividends or dividend equivalents issues in connection with any Awards granted at any time under this Plan shall not be subject to or counted for either these restrictions or this five percent limit. The foregoing five percent limit shall be subject to the adjustment provisions of Section 18.2 and the share usage rules of Section 4.1. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.
     11.3. Restricted Stock Certificates
     The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company, or his delegate, shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that all such certificates, regardless of whether held by the Secretary, his delegate or delivered to the Grantee, shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. If the Company utilizes book-entry form with appropriate restrictions noted in the Company records, and the Grantee so requests, the Company will furnish without charge the powers, designations, preferences and relative, participating, optional, or other special rights of the share of Stock and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made in writing to the Company’s Secretary.
     11.4. Rights of Holders of Restricted Stock
     Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends or distributions declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
     11.5. Rights of Holders of Stock Units
     11.5.1. No Voting and Dividend Rights
     Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
     11.5.2. Creditor’s Rights
     A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
     11.6. Termination of Service
     Unless otherwise provided in an Award Agreement or other written agreement approved by the Board, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units. With respect to Awards with a Grant Date after April 29, 2010, if the Board accelerates vesting of Restricted Stock or Stock Units, except in the case of: (1) a Grantee’s death or disability, (2) acceleration required by binding commitments or agreements the Company has entered into prior to April 29, 2010 or (3) as specified in Section 18.2, the shares subject to such Restricted Stock or Stock Units shall be deducted from the five percent limitation set forth in Section 11.2.

     11.7. Purchase of Restricted Stock
     The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.
     11.8. Delivery of Stock
     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions or restrictions prescribed by the Board as set forth in the Award Agreement, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. In the alternative, a book-entry no longer reflecting any restrictions may be made. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with respect to a Stock Unit once the shares of Stock represented by the Stock Unit have been delivered. Stock Units may also be settled in cash upon the determination of the Board or as specified in the applicable Award Agreement.
     12. UNRESTRICTED STOCK AWARDS
     The Board may, in its sole discretion, grant to any Grantee under the Plan (or sell at par value or such other higher purchase price determined by the Board) Unrestricted Stock Awards pursuant to which Grantees may receive shares of Stock free of any restrictions (“Unrestricted Stock”), subject to the five percent limitation set forth in Section 11.2. Unrestricted Stock Awards may be granted or sold in respect of past services, performance and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. A stock certificate for such shares of Stock shall be delivered, free of all restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. In the alternative, a book-entry may be made.
     13. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK AND STOCK UNITS
     13.1. General Rule
     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock and Stock Units shall be made in cash or in cash equivalents acceptable to the Company.
     13.2. Surrender of Stock
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender. In addition, and also only to the extent the Award Agreement so provides, payment of the Option Price may be made by requesting that the Company withhold shares of Stock that would otherwise be deliverable pursuant to the exercise of the Option, which shares shall be valued at their Fair Market Value on the date of exercise.
     13.3. Cashless Exercise
     With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides and subject to compliance with applicable law, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3 or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between the Option Price and the Fair Market Value of the shares of Stock subject to the portion of the Option being exercised.

     13.4. Other Forms of Payment
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.
     14. DIVIDEND EQUIVALENT RIGHTS
     14.1. Dividend Equivalent Rights
     A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award other than an Option or SAR or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. Subject to Code Section 409A, a Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award; provided, however, that Dividend Equivalents credited pursuant to a Dividend Equivalents Right granted as a component of another Award which vests or is earned based upon achievement of performance goals shall not vest or be paid unless the performance goals for such underlying Award are achieved.
     14.2. Termination of Service
     Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.
     15. PERFORMANCE AND ANNUAL INCENTIVE AWARDS
     15.1. Performance Conditions
     The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee.
     15.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees
     If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2.

     15.2.1. Performance Goals Generally
     The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.
     15.2.2. Business Criteria
     One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings and/or earnings pre-provisions for loan losses; (5) earnings before interest expense and taxes (EBIT), (6) earnings before interest expense, taxes, depreciation and amortization (EBITDA) and/or before provisions for loan losses; (7) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on assets, (12) return on capital; (13) return on investment; (14) operating earnings; (15) working capital; (16) ratio of debt to stockholders’ equity, (17) revenue; (18) book value; (19) cash flow; (20) economic value-added models or equivalent metrics; (21) earnings before non-cash charges; (22) reductions in costs; and (23) one or more capital ratios. Such business criteria may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company (except with respect to total shareholder return and earnings per share criteria), or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, reserves or allowances for loan losses, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of or accounting changes in accordance with the U.S. generally accepted accounting principles or tax changes.
     15.2.3. Timing For Establishing Performance Goals
     Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, (ii) the day on which 25% of any performance period applicable to such Awards has expired, and (iii) at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
     15.2.4. Performance or Annual Incentive Award Pool
     The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance or Annual Incentive Awards.
     15.2.5. Settlement of Performance or Annual Incentive Awards; Other Terms
     Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, Restricted Stock, Stock Units, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

     15.3. Written Determinations
     All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
     15.4. Status of Section 15.2 Awards Under Code Section 162(m)
     It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any Award Agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
     16. PARACHUTE LIMITATIONS
     Notwithstanding any other provision of this Plan or Award Agreement or of any other Award Agreement or agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract or understanding between the Grantee and the Company or any Affiliate that expressly addresses Section 280G of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

     17. REQUIREMENTS OF LAW
     17.1. General
     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company or any Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award or otherwise result in any claim or damages. Without limiting the generality of the foregoing, specifically, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option or any SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
     17.2. Rule 16b-3
     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options or SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan, Awards and Award Agreements in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
     18. EFFECT OF CHANGES IN CAPITALIZATION
     18.1. Changes in Stock
     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options, SARs, Restricted Stock or Stock Units shall not change the aggregate Option Price, SAR Exercise Price or Purchase Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, or an unvested portion of Restricted Stock or Stock Units, as applicable, but shall include a corresponding proportionate adjustment in the Option Price, SAR Exercise Price or Purchase Price per share; provided, however, that options that are not Incentive Stock Options and SARs may be adjusted pursuant to Code Section 409A so that the difference between the aggregate exercise price over the aggregate fair market value remains the same before and after the adjustment. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend) without receipt of consideration by the Company, the Company shall in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the Option Price or purchase price of outstanding Options, SARs, Restricted Stock and Stock Units to reflect such distribution.

     18.2. Changes in Capitalization; Merger; Liquidation
     (a) In the event of a merger, consolidation, reorganization or other Corporate Transaction of the Company, the Board may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or other Corporate Transaction, including, without limitation, the substitution of new Awards, the termination or the adjustment of outstanding Awards, the acceleration of Awards or the removal of restrictions on outstanding Awards, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Board subsequently may determine in the event of any such transaction.
     (b) In addition to or instead of any adjustments authorized in Section 18.1(a) above, in the event of a merger, consolidation, reorganization or other Corporate Transaction of the Company, the Board may elect, in its sole discretion, to cancel or repurchase any outstanding Awards issued under the Plan and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of an Award consisting of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of the Stock in connection with such transaction and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR multiplied by the amount, if any, by which (I) the formula or fixed price per share of Stock paid to holders of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Option or SAR. Notwithstanding the foregoing, Stock Units subject to Code Section 409A shall be cancelled on a Corporate Transaction only to the extent such Corporate Transaction constitutes a “change in control event” within the meaning of Code Section 409A.
     18.3. Adjustments
     Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Section 18.
     18.4. No Limitations on Company
     The existence of this Plan and the Awards granted pursuant to this Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other act or proceeding.
     19. GENERAL PROVISIONS
     19.1. Disclaimer of Rights
     No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan and Awards.
     19.2. Nonexclusivity of the Plan
     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board, the Company or its Affiliates to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board , the Company or its Affiliates in their discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

     19.3. Withholding Taxes
     The Company or an Affiliate, as the case may be, shall have the right to deduct or withhold from payments of any kind otherwise due to a Grantee (including by withholding shares of Stock otherwise deliverable under an Award) any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation or make arrangements satisfactory to the Company or the Affiliate for direct payment from the proceeds of a sale of shares of Stock subject to the Award. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the applicable entity to be withheld and paid to any such federal, state or local taxing authority with respect to which such exercise, vesting, lapse of restrictions or payment of shares. Effective as of August 11, 2009, for purposes of determining taxable income and the amount of the related tax withholding obligation under this Section 19.3, notwithstanding Section 2.16 or this Section 19.3, for any shares of Stock that are sold on the same day that such shares are first legally saleable pursuant to the terms of the applicable Award Agreement, Fair Market Value shall be determined based upon the sale price for such shares so long as the grantee has provided the Company with advance written notice of such sale.
     19.4. Captions
     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
     19.5. Other Provisions
     Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
     19.6. Number And Gender
     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
     19.7. Severability
     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
     19.8. Governing Law
     The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.
     19.9. Code Section 409A
     The Board or the Committee, as applicable, intends to comply with Section 409A of the Code, or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board or the Committee, as applicable, determines that a Grantee would otherwise be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board or the Committee, as applicable.